Forest Service

Washington Office-
National Technology and Development Program

5785 Highway 10 West
Missoula, MT 59808

444 East Bonita Avenue
San Dimas, CA 91773

File Code: 5162
Date: April 4, 2023

Steve Conboy
5050 Commerce Blvd
Rohnert Park, CA 92008

Steve:

The burn test on your recent Mighty Fire Breaker pre-treatment long-term fire retardant submission, (formulation identification #MFB-31-CITROTECH) has been completed in accordance with US Forest Service Specification 5100-304d and the results are summarized in the attached tables. This testing was conducted on the product as received (pre-mixed) and compared to the standard 10.6% Diammonium Phosphate (DAP).

Each product treatment is matched with a treatment of standard chemical (10.6-percent diammonium phosphate or DAP) of the same amount on the same fuel. The two different fuel types used are Aspen Excelsior and Ponderosa Pine needles.

To be acceptable, each product must have a reduction index (RI) equal to or greater than the reduction index for DAP. That data and the results are summarized in the table below and on the following data sheets.

Lot Number, Concentration	Product RI	DAP RI	Result
Mighty Fire Breaker (MFB-31-CITROTECH)	0.86	0.57	Acceptable

The first set of burns on March 22nd performed on the ponderosa pine needles were identified to have a lower windspeed, so the results were removed, and testing was repeated on the 30th with a new set of beds and controls. The correct windspeed was adjusted and verified prior to testing the excelsior beds on the date of the 22nd. That data set is unaffected. If you have any questions related to this work, please contact our program. These results are reported for informational purposes only, however the results confirm the salt content as submitted is adequate to meet the acceptance criteria of the test.

Sincerely,

Hunter Jones

HUNTER JONES
Project Manager - Chemist
Wildland Fire Chemical Systems
406-829-6810
hunter.jones@usda.gov

Burn ID#	Date	Product Name	Fuel Type	GPC	Rate of Spread	Rate of Weight Loss	FMC (%)	Weight of Fuel	Average RoS	Average RoWL	UNT Average RoS	UNT Average WL	DAP Average RoS	DAP Average WL		Combined RoS Reduction	Combined WL Reduction	Combined Reduction Index
UNTe1	3/22/23	Untreated	Excelsior		7.742	550	4.11	4.0	8.890	608								
UNTe2	3/23/23	Untreated	Excelsior		8.889	582	5.76	3.9										
UNTe3	3/27/23	Untreated	Excelsior		7.5	544	5.44	4.2										
UNTe4	3/28/23	Untreated	Excelsior		11.43	743	5.18	3.9										
UNTe5	3/30/23	Untreated	Excelsior		8.889	622	5.85	3.9										
~~UNTn1*~~	~~3/22/23~~	~~Untreated~~	~~Ponderosa Pine~~		~~2.376~~	~~298~~	~~4.4~~	~~5.8~~	5.673	472								
UNTn2	3/23/23	Untreated	Ponderosa Pine		7.272	487	4.15	5.9										
UNTn3	3/27/23	Untreated	Ponderosa Pine		5.455	491	4.7	5.9										
UNTn4	3/28/23	Untreated	Ponderosa Pine		5.217	471	3.89	5.9										
UNTn5	3/30/23	Untreated	Ponderosa Pine		4.706	442	4.46	5.9									Reduction Index DAP =	
UNTn6	4/3/23	Untreated	Ponderosa Pine		5.714	469	4.79	5.9										
DAPe1	3/22/23	10.6% DAP	Excelsior	1.95	1.237	142	4.2	3.9	1.078	124	8.890	608	1.0783	124		0.88	0.80	**0.57**
DAPe2	3/23/23	10.6% DAP	Excelsior	1.98	1.752	175	4.97	4.0										
DAPe3	3/27/23	10.6% DAP	Excelsior	1.95	0.889	146	5.71	4.0										
DAPe4	3/28/23	10.6% DAP	Excelsior	1.99	1.231	108	5.26	3.8										
DAPe5	3/30/23	10.6% DAP	Excelsior	2.00	0.553	71	5.98	3.8										
DAPe6	4/3/23	10.6% DAP	Excelsior	1.95	0.808	100	5.24	3.8										
~~DAPn1*~~	~~3/22/23~~	~~10.6% DAP~~	~~Ponderosa Pine~~	~~1.96~~	~~1.846~~	~~172~~	~~3.85~~	~~5.8~~	4.407	295	5.673	472	4.4066	295		0.22	0.38	
DAPn2	3/23/23	10.6% DAP	Ponderosa Pine	2.05	6.486	405	4.18	5.8										
DAPn3	3/27/23	10.6% DAP	Ponderosa Pine	2.05	3.529	252	3.87	5.8										
DAPn4	3/28/23	10.6% DAP	Ponderosa Pine	1.95	3.582	265	4.93	5.8										
DAPn5	3/30/23	10.6% DAP	Ponderosa Pine	1.98	3.636	258	4.64	5.8								Reduction Index Mighty Fire Breaker =		
DAPn6	4/3/23	10.6% DAP	Ponderosa Pine	1.95	4.8	295	4.45	5.8										
MFBe1	3/27/2023	Mighty Fire Brea	Excelsior	2.00	0.927	161	4.32	4.0	0.788	140	8.890	608	1.078	124		0.91	0.77	**0.86**
MFBe2	3/28/2023	Mighty Fire Brea	Excelsior	2.04	0.649	118	3.66	3.9										
MFBn1	3/27/2023	Mighty Fire Brea	Ponderosa Pine	2.02	0.336	115	3.21	5.9	0.296	92	5.673	472	4.407	295		0.95	0.81	
MFBn2	3/28/2023	Mighty Fire Brea	Ponderosa Pine	2.02	0.255	69	3.21	5.7										

*First day of Pine needles removed, as the chamber was not operating at 5 mph